Exhibit 10.47
AIRCRAFT TIME SHARING AGREEMENT
     This Aircraft Time Sharing Agreement (“Agreement”) by and between Federal Express Corporation (“Lessor”), a Delaware corporation, and                                          (“Lessee”), (individually a “Party,” and collectively the “Parties”), is effective immediately and shall remain in effect, unless terminated pursuant to the provisions of Article 1 below.
RECITALS
A.	Lessor is the operator of aircraft (“Aircraft”) described in Exhibit A attached to this Agreement and Lessor employs a fully qualified flight crew to operate the Aircraft;

B.	If requested by Lessee, and subject to the terms of this Agreement, Lessor and Lessee desire that Lessor lease the Aircraft and Lessor’s flight crews to Lessee and that Lessee lease the Aircraft and Lessor’s flight crews from Lessor for Lessee’s personal travel on a non-exclusive time sharing basis as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations (“FAR”);

C.	This Agreement sets forth the understanding of the Parties as to the terms under which Lessor will provide Lessee with the use, on a periodic basis, of such Aircraft; and

D.	The use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR 91.501(b)(6), 91.501(c) (1), and 91.501(d).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:
1. Lease; Term; Termination.
     (a) Upon request by Lessee, but subject to the terms and conditions of this Agreement, Lessor shall lease the Aircraft to Lessee for Lessee’s personal travel pursuant to the provisions of FAR Section 91.501(c)(1) and shall provide a fully qualified flight crew for flights scheduled in accordance with the terms of this Agreement.
     (b) The term of this Agreement begins on the date that this Agreement is fully executed by both Parties and ends automatically on the earlier of:
(i)	the date that Lessee is not a full-time employee of Lessor or any of its affiliates; and

(ii)	the date that Lessee is not permitted to lease Aircraft under the FedEx Corporation Policy on Personal Use of Corporate Aircraft (“Corporate Policy”).

     (c) This Agreement may also be terminated by either Party by written notice to the other party (in accordance with the provisions of Section 13 of this Agreement) for any reason or no reason and such termination will be effective upon the date set out in such termination notice, or if a date is not set out in such termination notice, the termination will be effective upon the date the notice is deemed to have been given as provided in Section 13 of this Agreement.
2. Use of Aircraft.
     (a) Lessee may use the Aircraft from time to time subject to (i) the terms and conditions of this Agreement, (ii) the approval of Lessor, and (iii) the Corporate Policy.
     (b) Lessee represents, warrants and covenants to Lessor that:
     1. Lessee will use each Aircraft for and on Lessee’s own account only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;
     2. Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and
     3. During the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee.
     (c) Lessee shall provide Lessor’s Corporate Aviation department with notice of Lessee’s desire to use the Aircraft and proposed flight schedule as far in advance of any given flight as possible. Requests for flight time shall be made in accordance with Corporate Policy.
Lessee shall provide at least the following information for each proposed flight prior to scheduled departure, as required by the Lessor or Lessor’s flight crew:
1.	proposed departure point;

2.	destination;

3.	date and time of flight;

4.	the number and identity of anticipated passengers and relationship to the Lessee;

5.	the nature and extent of luggage and/or cargo to be carried;

6.	the date and time of return flight, if any; and

7.	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.
     (c) The use of Aircraft by Lessee is subject to the priority guidelines issued from time to time by the Lessor and Corporate Policy. Lessor shall notify Lessee as to whether or not the requested use of the Aircraft can be accommodated.
     (d) Lessor shall have exclusive authority over the scheduling of Aircraft, including the selection of Aircraft to be used for any particular flight.
     (e) Lessor may add, substitute, or delete Aircraft from the list set out in Exhibit A.
3. Time-Sharing Arrangement.
     It is intended that this Agreement will meet the requirements of a “Time Sharing Agreement” as that term is defined in FAR Part 91.501(c) (1) whereby Lessor will lease its Aircraft and flight crew to Lessee.
4. Cost of Use of Aircraft.
     (a) In exchange for use of the Aircraft, Lessee shall pay to Lessor the direct operating costs of the Aircraft as mutually agreed by the Parties; provided, that those direct operating costs shall equal 200 percent of the cost of fuel for the flight and any deadhead flights that may be required in connection with such travel.
     (b) Lessor will invoice, and Lessee will pay, for all other appropriate charges in the manner set forth in the Corporate Policy.
     (c) In addition to the rent referenced in Section 4(a) above, Lessee shall also be assessed the Federal Excise Taxes as imposed under Section 4261 of the Internal Revenue Code (the “Commercial Transportation Tax”) and any segment fees associated with such flight(s). Lessee shall pay to Lessor (for payment to the appropriate governmental agency) any Commercial Transportation Tax applicable to flights of the Aircraft conducted under this Agreement.
5. Invoicing and Payment.
     All payments to be made to Lessor by Lessee under this Agreement shall be paid in the manner set forth in the Corporate Policy. Lessor will pay to suppliers, employees, contractors and government entities all expenses related to the operations of the Aircraft in the ordinary course.

6. Insurance and Limitation of Liability.
     (a) The risk of loss during the period when any Aircraft is operated on behalf of Lessee under this Agreement shall remain with Lessor and Lessor will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Lessor that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement. Lessee shall be named as an additional insured on liability insurance policies maintained by Lessor on the Aircraft with respect to flights conducted pursuant to this Agreement. Any hull insurance policies maintained by Lessor on any Aircraft used by Lessee under this Agreement shall include a waiver of any rights of subrogation of the insurers against Lessee.
     (b) Subject to the provisions of Sections 6(c) and 6(d) below, Lessor and Lessee agree as follows:
     (1) Lessor shall indemnify Lessee and hold Lessee harmless from and against any liabilities, obligations, losses, damages, claims, actions, suits, costs, expenses and disbursements (individually a “Loss” and collectively, “Losses”) imposed on, incurred by, or asserted against Lessee, arising out of or resulting from the ownership, lease, maintenance, repair, possession, use, operation, condition, or other disposition or application of the Aircraft. Lessor’s obligation to indemnify Lessee under this Section 6 shall not, however, extend to any Loss (i) arising out of the willful misconduct or gross negligence of Lessee, (ii) arising from any failure of Lessee to comply with any covenants required to be performed or observed by Lessee under this Agreement, or (iii) arising from any breach by Lessee of any of Lessee’s warranties or representations set out in this Agreement.
     (2) Lessee shall indemnify Lessor and shall hold Lessor harmless from and against any Losses imposed on, incurred by or asserted against Lessor (i) arising out of the willful misconduct or gross negligence of Lessee, (ii) arising from any failure of Lessee to comply with any covenants required to be performed or observed by Lessee under this Agreement, or (iii) arising from any breach by Lessee of any of Lessee’s warranties or representations set out in this Agreement.
     (3) Losses shall be determined after taking into account the available proceeds of any applicable insurance policies.
     (c) Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason, including, without limitation, a delay or failure caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Lessor’s reasonable control.

     (d) LESSOR SHALL IN NO EVENT BE LIABLE TO LESSEE OR LESSEE’S EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.
     This Section 6 shall survive the expiration or termination of this Agreement.
7. Aircraft Maintenance.
     The Aircraft has been inspected and maintained in the twelve-month period preceding the date of this Agreement in accordance with the provisions of FAR Part 91. Lessor shall, at its own expense, inspect, maintain, service, repair, overhaul, and test the Aircraft in accordance with FAR Part 91. The Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins.
8. No Warranty.
     NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE, OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT USED BY LESSEE UNDER THIS AGREEMENT OR ANY ENGINE, ENGINE COMPONENT OR AIRCRAFT COMPONENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.
9. Operational Control.
     (a) Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. Lessor’s operation of the Aircraft is subject to the operational guidelines of the Lessor’s Corporate Aviation Department policies and procedures and FAR 91.
     (b) In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted under this Agreement. In accordance with FAR Section 91.3, the Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot-In-Command, is necessitated by considerations of safety. No such action of the Pilot-In-Command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay.
10. Governing Law.
     The Parties hereto acknowledge that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Tennessee.
11. Counterparts.
     This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.
12. Entire Agreement.
     This Time Sharing Agreement and the Corporate Policy constitute the entire understanding between the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth in this Agreement.
13. Notices and Communications.
     All notices, requests, demands and other communications required or desired to be given under this Agreement shall be in writing (except for notices given under Section 2(c) of this Agreement if Corporate Policy allows verbal notices) and shall be deemed to be given: (i) if personally delivered, upon actual receipt of such delivery; (ii) if sent by FedEx, upon actual receipt; or (iii) if sent by facsimile, upon actual receipt of such facsimile, provided that a copy of such facsimile notice is also sent by the method set out in (ii) above at the same time as the facsimile is sent:

If to LESSOR:	Managing Director – Corporate Aviation
Federal Express Corporation
2461 Democrat Rd
20 Hanger
Memphis, TN 38118
US
Facsimile: (901) 397-0031

With copies to:	Managing Director
Business Transactions
Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
Facsimile: (901) 434-7831

If to LESSEE:

     Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.
14. Further Acts.
     Lessor and Lessee shall, from time to time, perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.
15. Successors and Assigns.
     Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.
16. Severability.
     In the event that any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement, and the remaining provisions of this Agreement shall remain unimpaired. To the extent permitted by applicable law, the Parties waive any provision of law that renders any provision of this Agreement unenforceable in any respect.
17. Flight Crew.
     Lessor shall employ, pay for and provide a qualified flight crew for all flight operations under this Agreement.

18. Base of Operations.
     For purposes of this Agreement, the base of operation of the Aircraft is Memphis-Shelby County International Airport; provided, that such base may be changed from time to time upon notice from Lessor to Lessee.
19. Title.
     Legal title to the Aircraft shall remain with Federal Express Leasing Corporation at all times.
20. Truth-in-Leasing.
     Lessor shall mail a copy of this Agreement for and on behalf of both Parties to: Flight Standards Technical Division, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR 91.23(c)(1). Additionally, Lessor agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the Memphis, Tennessee FAA Flight Standards District Office at least forty-eight (48) hours prior to the first flight under this Agreement.
     (a) LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT’S MAINTENANCE AND INSPECTION UNDER SUCH REGULATIONS HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
     (b) LESSOR, WHOSE ADDRESS APPEARS IN PARAGRAPH 13 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, AND SHALL IN FACT BE, THE OPERATOR OF THE AIRCRAFT, AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
     (c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL OF THE AIRCRAFT CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on                                         , 200                    .

LESSOR:		LESSEE:

Federal Express Corporation

By:
Kirby A. Woehst

Its:	Managing Director — Corporate Aviation	Print Name

EXHIBIT A
Aircraft Subject to Time Sharing Agreement
     The Aircraft described below constitute the “Aircraft” referred to in this Agreement.
[Aircraft Registration Numbers]